Exhibit 10.46

FIRST AMENDMENT TO REVOLVING LINE

OF CREDIT LOAN AGREEMENT

This First Amendment (this “Amendment”) is made by and between WEBSTER BANK, N.A., a national banking association having an address at CityPlace II – 185 Asylum Street, Hartford, Connecticut 06103 (“Lender”) and GRIFFIN INDUSTRIAL REALTY, INC., formerly known as GRIFFIN LAND & NURSERIES, INC., a Delaware corporation, having an address at One Rockefeller Plaza, Suite 2301, New York, New York 10020 (“Borrower”).

STATEMENT OF FACTS

A.On April 24, 2013, Lender made a loan to Borrower in the principal amount of up to TWELVE MILLION FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($12,500,000.00) (“Loan”), evidenced by a certain Revolving Line of Credit Note in that amount dated April 24, 2013 (“Note”).

B.In connection with the Loan, Borrower executed and delivered to Lender a Revolving Line of Credit Loan Agreement (“Loan Agreement”); the Note, Loan Agreement, and all other documents executed in connection with the indebtedness evidenced by the Note being collectively referred to herein as the “Loan Documents”).

C.Borrower and Lender have agreed to a short-term extension of the Extended Maturity Date (as defined in the Loan Agreement).

NOW, THEREFORE, in consideration of the mutual promises herein contained, the receipt and sufficiency of which is hereby acknowledged:

IT IS AGREED:

1.Extension of Extended Maturity Date.  The Loan Agreement is hereby amended by deleting the date “May 1, 2016”, as it appears in Paragraph 3.B.(ii) of the Loan Agreement, and the date “August 1, 2016” is substituted for it.

2.Reaffirmation by Borrower.  Borrower hereby represents and warrants to Lender that:

a.As of the date of this Amendment, there exists no default or Event of Default (as defined in the Loan Documents) under the Loan Documents and no circumstance which would constitute an Event of Default after the giving of notice or the passage time, or both;

b.The principal balance of the indebtedness evidenced by the Note is due and owing pursuant to the terms of the Note and Loan Documents, as amended herein, without any claim, offset, or defense by or from the Borrower, all of which are hereby specifically waived and released;

c.No claim, counterclaim, offset, or defense exists with respect to the full and timely performance of all other duties, obligations, covenants and warranties of the Borrower set forth in the Note and Loan Documents, all of which are specifically waived and released; and

d.There are no claims, litigation, or proceedings pending or, to the best of the knowledge of the person signing on behalf of the Borrower, threatened against the Borrower or the Property (as defined in the Loan Documents), which, if determined against the Borrower or Property will materially and adversely affect the Property or the ability of the Borrower to perform any duties and obligations under the Note and Loan Documents.

3.Defined Terms.  Any defined terms not defined herein shall have the same meaning and definition as is contained in the Loan Agreement or other Loan Documents, as applicable.

4.Survival.  The Loan Agreement, as modified herein, is hereby ratified and shall remain in full force and effect.

BALANCE OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURES APPEAR ON FOLLOWING PAGE

SIGNED as of the 26th day of April, 2016.

WEBSTER BANK, N.A.

By: /s/ STEPHEN J. ANDERSON
Stephen J. Anderson
ItsVice President

GRIFFIN INDUSTRIAL REALTY, INC.

By: /s/ ANTHONY J. GALICI
Anthony J. Galici
Its Vice President and Chief Financial Officer